Exhibit 99.2

FOR IMMEDIATE RELEASE

RW Holdings NNN REIT, Inc. Announces Net Asset Value

Costa Mesa, CA, January 14, 2019 – The board of directors of RW Holdings NNN REIT, Inc. (the “Company”), a publicly registered non-traded real estate investment trust (“REIT”) focused on investing in single-tenant revenue-producing real estate properties, today announced a $10.16 per share estimated net asset value (“NAV”) of its common stock as of December 31, 2018.

“We are pleased with the performance of the Company and the strength of its real estate portfolio,” said Aaron Halfacre, the Company’s chief executive officer. “Our commission-free, direct-to-investor business model has facilitated a NAV per share that exceeds our most recent $10.05 per share offering price. We will continue our efforts to deliver dividends and also to maximize the value of the portfolio through active management.”

Estimated NAV

The Company engaged Cushman & Wakefield Western, Inc. (“Cushman & Wakefield”), Valuation and Advisory Group, to assist the board of directors with determining a fair value range of the Company’s real estate portfolio and a resultant estimated per share NAV. The estimated per share NAV disclosed above has been approved by the Company’s board of directors, including its independent directors.

The valuation was based upon the estimated market value of the Company’s assets, less the estimated market value of the Company’s liabilities, divided by the total shares outstanding at December 31, 2018 and was performed consistent with the Company’s previously-disclosed Net Asset Calculation and Valuation Procedures. The estimated NAV does not reflect any “portfolio premium”, nor does it reflect an enterprise value for the Company. The board of directors intends to determine an estimated per share NAV on at least an annual basis going forward.

About RW Holdings NNN REIT, Inc.

The Company is a public, non-traded REIT that commenced selling shares to the public in July 2016 and invests primarily in single-tenant revenue-producing real estate properties leased to creditworthy tenants under long term net leases, with the intent to provide access to high quality commercial real estate assets to its shareholders.

Forward Looking Statements

Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (The “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, expectations regarding the delivery of a dividend and the estimated net asset value per share of the Company’s common stock. Cushman & Wakefield relied on forward-looking information, some of which was provided by or on behalf of the Company, in preparing its valuation materials. Therefore, neither such statements nor Cushman & Wakefield’s valuation materials are intended to, nor shall they, serve as a guarantee of the Company’s performance in future periods. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the U.S. Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcome or results to differ materially from those indicated in these statements, including, but not limited to, the Company’s inability to continue to pay a monthly distribution at the current rate and the Company’s inability to maximize the value of the Company’s portfolio. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Actual events occurring after the Company’s determination of an estimated per share NAV may cause the value of, and returns on, the Company’s investments to be less than those used for purposes of determining the Company’s estimated per share NAV.

Contact:

Jennifer Barber

Chief of Staff

(949) 537-2421

jbarber@richuncles.com